Exhibit 16.1

Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635   bartoncpafirm.com  Cypress, Texas

September 9, 2026

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-6628

Re: Azio AI Holdings, Inc.

File No.: 001-38078

Dear Sir or Madam:

We have read the statements under item 4.01 of the Form 8-K to be filed with the Securities and Exchange Commission. We agree with the statements contained therein pertaining to us.

Very truly yours,

Cypress, Texas